3613958v3
             SECURITIES AND EXCHANGE COMMISSION

                    Washington, DC 20549


                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

             Date of Report: September 18, 2003



                THE PHOENIX GROUP CORPORATION
   (Exact name of registrant as specified in its charter)


     Delaware            000-20354               23-2596710


  (State or other   (Commission File No.)      (IRS Employer
  jurisdiction of                              Identification
  incorporation)                                  Number)


    801 E. Campbell Rd., Suite 450, Richardson, Texas  75081
     (Address of principal executive offices and zip code)


Registrant's telephone number, including area code: 214-382-
3630


                        Not Applicable.
 (Former name or former address, if changed since last report)





Item 2.  Acquisition or Disposition of Assets

     On September 15, 2003, the independent director of Phoenix Group Corporation determined not to contest the exercise of Match, Inc.'s perfected security interest in all the shares of Lifeline Management Group, Inc., which was, prior to such exercise, a wholly-owned subsidiary of Phoenix. Lifeline Management's sole business is comprised of two operating subsidiaries, Lifeline Home Health Services, Inc. ("LHHS") and Lifeline Managed Home Care, Inc. ("LMHC"), both of which are debtors in pending bankruptcy proceedings in the Northern District of Texas [Ft. Worth Division]. Match, Inc. is owned in entirety by The Ronald
E. Lusk Revocable Family Trust. Ron Lusk, Chairman and director of Phoenix disclaims any beneficial interest therein; Mr. Lusk abstained from voting on Phoenix' resolution to not contest the exercise of Match, Inc.'s security interest.

     In management's opinion, based on independent investigation and information obtained from Phoenix' auditors and counsel, these companies have little if any value. Furthermore, according to Phoenix' auditors, the status of these companies' business records and pending bankruptcies render their financial statements incapable of audit, which prevents the conclusion of Phoenix' post-bankruptcy "fresh start" audit. For these reasons, Phoenix' independent director determined that it would be in Phoenix' best interest to permit the surrender of Lifeline Management's shares to Match, Inc.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                         THE PHOENIX GROUP CORPORATION




Dated: September 18, 2003
                         /s/__________________
                         Ronald E. Lusk
                         Chairman  of the Board